UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 8, 2023

ANDREA ELECTRONICS CORPORATION
(Exact name of registrant as specified in its charter)

New York	1-4324	11-0482020
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

620 Johnson Avenue Suite 1B, Bohemia, New York 11716
(Address of principal executive offices) (Zip Code)

(631) 719-1800
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On February 8, 2023, the Board of Directors of Andrea Electronics Corporation (the “Company”) approved the Company deregistering its common stock, par value $0.01 (the “Common Stock”) under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”).

The Company intends to file with the Securities and Exchange Commission (the “SEC”) a certification on Form 15 under the Exchange Act to request the termination of the registration of the Common Stock under Section 12(g) of the Exchange Act and the suspension of the Company's reporting obligations under Sections 13 and 15(d) of the Exchange Act as promptly as possible. Aside from the Company’s obligation to file its Annual Report for the fiscal year ended December 31, 2022, such Form 15 filing will immediately suspend the Company’s reporting obligations while certain other SEC rules will remain in effect for the Company for 90 days.

The Company is presently quoted and trades on the OTC Bulletin Board under the ticker symbol “ANDR”. The Company expects its Common Stock to continue to be quoted and traded on the OTC Bulletin Board.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

ANDREA ELECTRONICS CORPORATION
(Registrant)

Date: February 10, 2023	By:	/s/ Corisa L. Guiffre
Corisa L. Guiffre